UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2021

Kadmon Holdings, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37841	27-3576929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 East 29th Street New York, NY		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 900-5366

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	KDMN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec. 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec. 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation on November 9, 2021 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 7, 2021, by and among Kadmon Holdings, Inc, a Delaware corporation (the “Company”), Sanofi, a French societe anonyme (“Parent”) and Latour Merger Sub, Inc., a Delaware corporation and indirect wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, on November 9, 2021 (the “Effective Time”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). The following events took place in connection with the consummation of the Merger:

Item 1.01.  Entry into a Material Definitive Agreement.

In connection with the consummation of the Merger, the Company and U.S. Bank National Association (the “Trustee”), entered into a First Supplemental Indenture (the “Supplemental Indenture”), dated as of November 9, 2021, which amends and supplements the Indenture (the “Original Indenture” and the Original Indenture, together with the Supplemental Indenture, the “Indenture”), dated as of February 16, 2021, between the Company and the Trustee, governing the Company’s 3.625% Convertible Senior Notes due 2027 (the “Notes”), of which $240.0 million aggregate principal amount was outstanding on September 30, 2021.

The Supplemental Indenture provides that, from and after the Effective Time, (a) Reference Property Unit (as defined in the Indenture) under the Indenture will be comprised of the right to receive an amount in cash equal to $9.50 per share of common stock of the Company (“Common Stock”); (b) the conversion consideration due upon conversion of any Note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of the Company’s common stock in Article 5 of the Indenture (or in any related definitions) were instead a reference to the same number of Reference Property Units; (c) for purposes of Section 4.03 of the Indenture, each reference to any number of shares of the Company’s common stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; (d) the Company will be deemed to elect physical settlement in respect of all conversions whose conversion date occurs on or after the effective date of the Merger and will pay the cash due upon such conversions no later than the fifth business day after the relevant conversion date; (e) the conversion rate will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion rate is adjusted pursuant to Section 5.05(A) of the Indenture in a manner consistent with Section 5.09 of the Indenture; and (f) the daily VWAP and last reported sale price of a Reference Property Unit shall be $9.50.

The foregoing description of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Original Indenture, which is included as Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on February 16, 2021, and is incorporated into this Item 1.01 by reference, and the full text of the Supplemental Indenture, which is included as Exhibit 4.1 hereto and incorporated into this Item 1.01 by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Upon consummation of the Merger, at the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company, any subsidiary of the Company, Parent or Merger Sub and shares owned by the Company stockholders who have exercised their appraisal rights under Delaware law) was automatically cancelled and converted into the right to receive $9.50 in cash, without interest and subject to deduction for any required withholding tax (the “Common Stock Merger Consideration”). Each share of 5% Convertible Preferred Stock of the Company (“Preferred Stock”) issued and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive an amount of cash, without interest, equal to the greater of (i) the Stated Liquidation Preference Amount (as defined in the Company’s Certificate of Designation dated July 26, 2016) plus any dividends (whether or not earned or declared) accrued and unpaid thereon from the last Dividend Payment Date (as defined in the Certificate of Designation) through the closing date of the Merger and (ii) the amount that would be payable per share of Preferred Stock if such share of Preferred Stock had been converted to Common Stock immediately prior to the effective time of the Merger.

As a result of the Merger:

●          Without any action on the part of any holder of options to purchase Common Stock (“Company Options”), (i) all unvested Company Options which were outstanding immediately prior to the Effective Time fully vested and became exercisable Company Options, and (ii) to the extent not exercised prior to the Effective Time, each Company Option was canceled at the Effective Time and converted into the right to receive an amount in cash (without interest and subject to deduction for any required tax withholding) equal to (1) the number of shares of Common Stock subject to such Company Option as of the Effective Time multiplied by (2) the excess, if any, of the Common Stock Merger Consideration over the exercise price per share of such Company Option. Each Company Option with an exercise price per share equal to or greater than the Common Stock Merger Consideration was canceled without consideration.

●          Without any action on the part of any holder of the Company’s stock appreciation rights (“Company SARs”), all unvested Company SARs which were outstanding as of immediately prior to the Effective Time fully vested and became exercisable Company SARs, and each Company SAR that was outstanding immediately prior to the Effective Time was canceled at the Effective Time, with the former holder of such canceled Company SAR becoming entitled to receive an amount in cash equal to (A) the excess, if any, of the Common Stock Merger Consideration over the exercise price per share of such Company SAR multiplied by (B) the number of shares of Common Stock subject to such Company SAR.

●          Without any action on the part of any holder of the Company’s equity appreciation right units (“Company EARs”), all unvested Company EARs which were outstanding as of immediately prior to the Effective Time fully vested and became exercisable Company EARs and each Company EAR that was outstanding immediately prior to the Effective Time was canceled, with the former holder of such canceled Company EAR becoming entitled to receive an amount in cash equal to (A) the excess of the Common Stock Merger Consideration over the base price per share of such Company EAR multiplied by (B) the number of shares of Common Stock subject to such Company EAR.

The foregoing description of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 8, 2021 and is incorporated by reference herein as Exhibit 2.1 to this Current Report on Form 8-K.

Item 2.04.  Triggering Events that Accelerate or Increase a Direct Financial Obligations or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in the Introductory Note, Item 1.01 and Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On the Closing Date, in connection with the consummation of the Merger, the Company (i) notified The NASDAQ Global Select Market  (“NASDAQ”) that each share of the Common Stock issued and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive the Common Stock Merger Consideration, and (ii) requested the NASDAQ to file a notification of removal from listing on Form 25 with the SEC with respect to the Common Stock in order to effect the delisting of the Common Stock from the NASDAQ. Such delisting will result in the termination of the registration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a certificate on Form 15 requesting the deregistration of the Common Stock under Section 12(g) of the Exchange Act.

Item 3.03.  Material Modification to Rights of Security Holders.

The information provided in the Introductory Note and Items 2.01 and 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, holders of the Common Stock and Preferred Stock immediately before the Effective Time ceased to have any rights as stockholders in the Company (other than their rights, if such right exists, to receive the consideration pursuant to the Merger Agreement).

Item 5.01.  Changes in Control of Registrant.

The information provided in the Introductory Note and Items 2.01, 3.03, and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, as contemplated by the Merger Agreement, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent.  The aggregate Merger Consideration payable by Parent is approximately $1.9 billion, which consideration Parent funded from cash on hand.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, the directors and officers of the Company became the respective individuals who were directors and officers of Merger Sub immediately prior to the Effective Time.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. The amended and restated certificate of incorporation and bylaws of the Company are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 8.01.  Other Events.

Treatment of Notes

The description contained under the Introductory Note above and in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in its entirety into this Item 8.01.

The consummation of the Merger constitutes a Common Stock Change Event, a Fundamental Change and a Make-Whole Fundamental Change under the Indenture (each, as defined in the Indenture), and the effective date of such Fundamental Change and such Make-Whole Fundamental Change is November 9, 2021. Accordingly, following the Merger, and in each case subject to the terms of the Indenture, the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased pursuant to Section 14.03 of the Indenture), multiplied by $9.50. As the consummation of the Merger constitutes a Make-Whole Fundamental Change pursuant to the terms of the Indenture, any holder of Notes that converts its Notes during a period of time following consummation of the Merger will convert their Notes at an increased conversion rate in accordance with the terms of the Indenture.

Press Release Regarding Closing of Merger

On November 9, 2021, the Parent issued a press release announcing the closing of the transaction described in Item 2.01 of this Current Report on Form 8-K.  The text of that press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of September 7, 2021, by and among Kadmon Holdings, Inc., Sanofi and Latour Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on September 8, 2021).

3.1	Amended and Restated Certificate of Incorporation of the Company.
3.2	Amended and Restated Bylaws of the Company.
4.1	First Supplemental Indenture, dated as of November 9, 2021, by and between Kadmon Holdings, Inc. and U.S. Bank National Association, as Trustee.
99.1	Press Release issued by Sanofi, dated November 9, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KADMON HOLDINGS, INC.

Date: November 9, 2021	By:	/s/ Gustavo Pesquin
Gustavo Pesquin
Chief Executive Officer